EXHIBIT 99.1

American Wagering Announces First Quarter Operating Results

LAS VEGAS, May 22, 2006 / Business Wire – American Wagering, Inc. (OTC Bulletin Board: BETM) (the “Company”) today announced net income of $767,814 on revenues of $4,445,820 during the quarter ended April 30, 2006.

	First Quarter Ended April 30,
	2006	2005	Change (%)
Revenue	$4,445,820	$3,306,295	+34.5%
Costs and Expenses	3,527,152	3,064,017	+15.1%

Operating Income	918,668	242,278	+279.2%
Other Income (Expense)	10,357	93,003	-88.9%

Income Before Income Taxes	929,025	335,281	+177.1%
Income Tax Expense	161,211	36,881	+337.1%

Net Income	$767,814	$298,400	+157.3%

Please refer to the discussions below (“Wagering Segment,” “Systems Segment,” and “Other Income and Expense”) for additional information and analysis.

Wagering Segment. Our Wagering Segment is comprised of the operating results of Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), AWI Manufacturing, Inc. (“AWIM”), AWI Gaming, Inc. (“AWIG”) and Sturgeon’s, LLC (“Sturgeon’s”).

	First Quarter Ended April 30,
	2006	2005	Change (%)
Leroy’s – Sports Handle	$23,077,574	$21,898,762	+5.4%
Leroy’s – Sports Payouts	(20,998,771)	(19,888,314)	+5.6%

Leroy’s – Sports Win	2,078,803	2,010,448	+3.4%
Leroy’s – Pari-Mutuel	180,131	178,365	+1.0%
Sturgeon’s – Casino	197,756		+100.0%
Sturgeon’s – Hotel	71,461		+100.0%
Sturgeon’s – Food	132,037		+100.0%
Sturgeon’s – Bar	16,322		+100.0%
AWIM – Commissions	3,180		+100.0%
Other, Net	2,150		+100.0%

Total Revenue	2,681,840	2,188,813	+22.5%

Direct Costs	1,785,991	1,433,584	+24.6%
Selling, General, Administrative	334,653	313,048	+6.9%
Depreciation/Amortization	123,432	56,885	+117.0%

Total Costs and Expenses	2,244,076	1,803,517	+24.4%

Operating Income	$437,764	$385,296	+13.6%

Leroy’s Sports Win: Sports handle (the total amount wagered) experienced an increase (+5.4%) over the first quarter of last year largely due to our marketing efforts, resulting in increased sports win (+3.4%). We anticipate that handle will continue to increase over the next several quarters as we expand our marketing and promotional campaigns. Note that an increase or decrease in handle is not necessarily indicative of an increase or decrease in revenues or profits.

Sturgeon’s: We completed the acquisition of Sturgeon’s Inn & Casino on March 1, 2006 and began operating the property as of that date. We anticipate that revenues from the Sturgeon’s operation will increase during the upcoming summer months (with a possible decline in the winter months) as we continue our program of refreshing the slot floor, upgrading food and beverage offerings, and additional marketing/promotional campaigns. With the exception of new slot machine purchases, the upgrades are being financed through the cash flow generated by the property.

Direct Costs: Direct Costs increased by $352,407 (+24.6%) over the same period last year primarily attributable to the operations of Sturgeon’s Inn & Casino ($376,616 during the quarter ended April 30, 2006).

Systems Segment. Our Systems Segment is comprised of the operating results of Computerized Bookmaking Systems, Inc. (“CBS”).

	First Quarter Ended April 30,
	2006	2005	Change (%)
System Sales	$1,173,385	$480,155	+144.4%
Maintenance Contracts	654,006	603,426	+8.4%
Other, Net	14,700	33,901	-56.6%

Total Revenue	1,842,091	1,117,482	+64.8%

Direct Costs	731,341	641,064	+14.1%
Research and Development	239,361	242,179	-1.2%
Selling, General, Administrative	344,900	342,353	+0.7%
Depreciation/Amortization	45,586	34,905	+30.6%

Total Costs and Expenses	1,361,188	1,260,501	+8.0%

Operating Income (Loss)	$480,903	($143,019)	+436.3%

System Sales: System sales increased substantially (+144.4%) over the same period last year primarily due to the completion of several system upgrades (installations of T-3 wagering terminals and upgrades to the HP Integrity operating system). System sales are low volume, high dollar sales based on the needs of the market, which is limited based on the number of Nevada casinos that operate race and sports books; system sales are not recurring, as the impetus for a sale is outdated or expired equipment at existing casinos or the opening of a new sports book. We expect that system sales will remain relatively flat until we begin marketing our next generation of point-of-sale terminals (scheduled for release during the fourth quarter of this year).

Other, Net: Other, Net revenues decreased by 56.6% over the same period last year. Other revenues primarily consist of party rentals and other special events. We consider this revenue immaterial to our overall operation and do not expect it to have significant impact on our future operations.

Direct Costs: Direct Costs increased 14.1% over the same period last year due primarily to additional purchases in connection with system sales. Direct costs are expected to fluctuate in future fiscal periods in proportion to increases/decreases in system sales.

Other Income and Expense. This category is primarily administrative in nature and, as such, is not directly attributable to either operating segment.

	First Quarter Ending April 30,
	2006	2005	Change (%)
Interest Income	$16,778	$13,929	+20.5%
Interest Expense	(34,218)	(3,645)	+838.8%
Reorganization Expense		(17,987)	-100.0%
Other, Net	27,798	100,707	-72.4%

Total Other Income (Expense)	$10,358	$93,004	-88.9%

Interest Expense: The increase in interest expense (+838.7% from the same period last year) is attributable to a loan obtained from Great Basin Bank of Nevada ($1,500,000 principal balance) used to complete the acquisition of Sturgeon’s Inn & Casino.

Adjusted EBITDA. The following tables present “Adjusted EBITDA” (operating earnings before interest expense, taxes, depreciation and amortization, adjusted for items which management believes should be excluded to reflect recurring operations such as asset impairment charges, restructuring charges and expenses, etc.).

	First Quarter Ended April 30,
	2006	2005	Change (%)
Net Income	$767,814	$298,400	+157.3%
Interest, Net	17,440	(10,284)	-269.6%
Income Taxes	161,211	36,881	+337.1%
Depreciation/Amortization	169,018	91,790	+84.1%
Reorganization Expense		17,987	-100.0%
Other, Net	(27,798)	(100,707)	-72.4%

Adjusted EBITDA	$1,087,685	$334,067	+225.6%

	First Quarter Ended April 30,
	2006	2005	Change (%)
Leroy’s Horse & Sports Place	$683,817	$736,408	-7.1%
Sturgeon’s Inn & Casino	37,410		+100.0%
AWI Manufacturing	53,216	(33,766)	257.6%
Computerized Bookmaking Systems	865,037	152,622	466.8%
Unallocated (administrative)	(551,795)	(521,197)	5.9%

Adjusted EBITDA	$1,087,685	$334,067	225.6%

NOTE: Please note that the operating results are preliminary, unaudited and subject to change prior to being reported in our Form 10-QSB to be filed with the Securities and Exchange Commission (the “SEC”). Also, the Form 10-QSB includes other important information including, but not limited to, notes to the consolidated financial statements and management’s discussion and analysis of financial condition and operational results, and, as such, the reader should review our Form 10-QSB in its entirety. In addition, readers are advised that “Adjusted EBITDA” is not a measure of financial performance under generally accepted accounting principles; we report Adjusted EBITDA because we believe it is used by certain investors in measuring the operating performance of gaming companies.

Victor Salerno, the Company’s CEO and President, said, “We are extremely pleased with the results of the first quarter of the current fiscal year. In particular, the growth in revenue, net income and Adjusted EBITDA indicates that we are continuing to make strong and solid progress toward our strategic goals. Our same-store revenue growth and CBS system sales clearly indicate that our customer base is loyal and that our operations are resilient.”

Mr. Salerno continued, “The positive Adjusted EBITDA figures for Sturgeon’s Inn & Casino after just two months of operation are very encouraging and support our belief that this operation will be immediately accretive to the bottom line. We intend to continue to seek opportunities for similar hotel/casino operations in order to grow this segment of our business and add value to the Company.”

Mr. Salerno concluded, “Overall, the Company continues to perform well in what has proven to be an increasingly competitive gaming market, and the results of this first quarter indicate the positive, upward direction of the Company. Our management team remains dedicated to our long-term operating strategies and we anticipate that we will meet our goals of strengthening and diversifying cash flows, growing the Company and increasing shareholder value in the long-term. We are enthusiastic about the growth we have accomplished and our plans for expanding our business in the hotel/casino market. We believe our commitment to support our existing product lines and available resources, as well as expanding into new markets, will benefit our customers, shareholders and employees.”

ABOUT AMERICAN WAGERING, INC.:

American Wagering, Inc. is a publicly traded holding company that primarily operates through its direct and indirect wholly owned subsidiaries, namely Leroy’s Horse & Sports Place, Inc. (“Leroy’s”), Computerized Bookmaking Systems, Inc. (“CBS”), AWI Manufacturing, Inc. (“AWIM”), AWI Gaming, Inc. (“AWIG”), and Sturgeon’s, LLC. Leroy’s owns and operates over 60 race/sports book outlets in the state of Nevada, CBS is the dominant supplier of sports wagering hardware/software to the Nevada gaming industry, AWIM is a Nevada Gaming Commission-licensed manufacturer/distributor and supplier of race/sports self-service wagering kiosks, and AWIG is the sole member of Sturgeon’s, LLC, the operator of Sturgeon’s Inn & Casino.

WHERE THE READER CAN FIND MORE INFORMATION:

The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, accordingly, files its annual reports on Form 10-KSB, quarterly reports on Form 10-QSB, current reports on Form 8-K, proxy statements, and other information with the SEC. Materials filed with the SEC may be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at (800) SEC-0330 for further information on the Public Reference Room. In addition, as an electronic filer, the Company’s SEC filings are maintained on the SEC’s Internet web site that contains reports, proxy and information statements, and other information; the address of that web site is http://www.sec.gov.

FORWARD-LOOKING STATEMENTS:

In this release we make “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include the words “may,” “hope,” “potential,” “would,” “could,” “likely,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate” or “optimistic” and similar words and include all discussions about our ongoing or future plans, objectives or expectations. We do not guarantee that any of the transactions or events described in this release will happen or that any positive trends suggested or referred to in this release will continue. These forward-looking statements generally relate to our plans, objectives and expectations for future operations and results and are based upon what we consider to be reasonable future estimates. Although we believe that our plans, objectives and expectations reflected in, or suggested by, such forward-looking statements are reasonable at the present time, we might not achieve them or we may modify them from time to time. You should read this release thoroughly and with the understanding that actual future results may be materially different from what we expect. We do not plan to update forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

Specific factors that might cause our actual results to differ from our plans, objectives or expectations, might cause us to modify them, or might affect our ability to achieve them include, but are not limited to: increased competition in the race and sports wagering business; our ability to develop and refine products and technologies in a timely manner, and the market’s acceptance of them; our ability to carry out our plans to grow the Company through the acquisition and operation of hotel/casino properties; the possibility that the United States Court of Appeals for the Ninth Circuit will overturn the favorable ruling by the United States Bankruptcy Appellate Panel of the Ninth Circuit in the Racusin case; the availability and adequacy of our cash flow to meet our requirements; our ability to control our operating expenses; our ability to secure external sources of financing on acceptable terms; the possibility that conditions to financing commitments will not be satisfied; changes or developments in laws, regulations or taxes affecting the race and sports wagering business; economic, demographic, business and other conditions in our local and regional markets; actions taken or not taken by third parties, such as our customers, competitors and vendors, as well as legislative, regulatory, judicial and other governmental authorities; a decline in the public acceptance of wagering; changes in our personnel or their compensation, including those resulting from changes in minimum wage requirements; our ability to continue to meet the reserve requirements of the Nevada Gaming Commission; our failure to obtain, delays in obtaining, or loss of, any licenses, permits or approvals, or the limitation, conditioning, suspension or revocation of any such licenses, permits or approvals, or our failure to obtain an unconditional renewal of any of our licenses, permits or approvals on a timely basis; other adverse conditions, such as economic downturns, changes in general customer confidence or spending, increased energy or transportation costs or travel concerns that may adversely affect the economy in general or the Nevada gaming industry in particular; the consequences of the war in Iraq and other military conflicts in the Middle East, concerns about homeland security and any future security alerts or terrorist attacks such as the attacks that occurred on September 11, 2001; and other risk factors discussed in our SEC reports.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this release might not occur.

Contact:	Tim Lockinger, CFO
702-735-0101, ext. 412